CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of AMERICAN WATER STAR, INC. (the "Company") on Form 10-KSB for the fiscal year ending December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, ROGER MOHLMAN, Chief Executive Officer and Chief financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

       (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

       (2)    The  information  contained in the Report fully  presents,  in all
              material  respects,   the  financial   condition  and  results  of
              operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Primal Solutions, Inc. and will be retained by Primal Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

April 14, 2004

__________________________________________________
Roger Mohlman, Chief Executive Officer, President, and Chief Financial Officer